Exhibit 99.1

News Release

AppFolio, Inc. Announces Third Quarter 2015
Financial Results

SANTA BARBARA, Calif., November 9, 2015 (GLOBE NEWSWIRE) -- AppFolio, Inc. (NASDAQ: APPF), a leading provider of cloud-based business software solutions, today announced results for the third quarter ended September 30, 2015.

Third Quarter 2015 Highlights

•	Revenue was $20.3 million, an increase of 56% period-over-period

•	GAAP net loss was $4.8 million or a net loss of $0.14 per share and Non-GAAP net loss was $4.5 million, or a net loss of $0.13 per share

•	Increased property manager customers 42% year-over-year to 7,561 and 2.0 million units under management

•	Increased law firm customers 74% year-over-year to 5,566

“We are pleased with our continued strong performance, which we believe is a direct result of our focus on customer success,” commented Brian Donahoo, President and CEO of AppFolio. “To that end, we hosted over 700 property management customers at our Third Annual Customer Conference for three days of industry education seminars, networking events, and hands-on product demonstration and feedback sessions with AppFolio experts. We also announced the release of an innovative Common Area Maintenance (CAM) feature built for our commercial customers, as well as the upcoming launch of two new Value+ service offerings for our property management customers, which will enhance our platform, further highlight our commitment to helping our customers achieve success and expand our market opportunity.”

Revenue for the third quarter was $20.3 million, an increase of 56% period-over-period. GAAP net loss for the quarter was $4.8 million, or a net loss of $0.14 per share.

Non-GAAP net loss for the quarter was $4.5 million, or a net loss of $0.13 per share, based on a weighted average share count of 33.3 million shares outstanding. Non-GAAP net loss and non-GAAP net loss per share for the quarter exclude approximately $0.3 million in share-based compensation related expenses.

During the third quarter, we raised an additional $10.4 million in net proceeds in connection with the exercise in full by our underwriters of their option to purchase additional shares of our common stock in our initial public offering. As a result, the aggregate net proceeds from the initial public offering were approximately $75.4 million. In addition, we repaid in full $10.2 million in outstanding indebtedness. We closed the third quarter with $63.6 million in cash and cash equivalents and investment securities.

Financial Outlook
Based on information available as of November 9, 2015, we are updating our outlook for full year 2015 as indicated below.

•	Full year revenue is expected to be in the range of $74.6 million to $75.1 million.

•	Weighted average common shares outstanding are expected to be approximately 33.5 million in the fourth quarter and 21.5 million for the full fiscal year.

Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with U.S. Generally Accepted Accounting Principles, or GAAP, we provide investors with certain Non-GAAP financial measures, including Non-GAAP net loss and Non-GAAP net loss per share, which are financial measures that have not been prepared in accordance with GAAP. Non-GAAP net loss and non-GAAP net loss per share are defined as net loss and net loss per share, respectively, attributable to common stockholders before stock-based compensation expense.

We use these Non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. The principal limitations of these Non-GAAP financial measures is that they exclude expenses that are required by GAAP to be recorded in our financial statements. These financial measures are not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. In addition, these financial measures may be different from Non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. A reconciliation of the Non-GAAP financial measures to the most direct comparable GAAP measure has been provided in the financial statement tables included below in this press release.

We urge investors to review these reconciliations and not to rely on any single financial measure to evaluate our business.

Conference Call Information
As previously announced, we will host a conference call today, November 9, 2015, to discuss our third quarter financial results at 2:00 p.m. Pacific Time, 5:00 p.m. Eastern Time. A live webcast of the conference call will be available at http://ir.appfolioinc.com. The conference call can also be accessed by dialing 855-539-0896 (Domestic), or 412-455-6028 (International). The conference ID is 60355983. A replay will be available at 855-859-2056 (Domestic) and 404-537-3406 (International) until the end of day November 13, 2015. An archived webcast of this conference call will be available for 12 months on our website listed above.

About AppFolio, Inc.
AppFolio provides comprehensive, easy-to-use, cloud-based business software solutions for small and medium-sized businesses in various vertical markets. Our products include cloud-based property management software (AppFolio Property Manager) and cloud-based legal practice management software (MyCase). The Company was founded in 2006 and is headquartered in Santa Barbara, CA. Learn more at www.appfolioinc.com.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements are subject to considerable risks and uncertainties. Forward-looking statements include all statements that are not statements of historical fact contained in this press release, and can be identified by words such as “anticipates,” “believes,” “seeks,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “could,” “will,” “would,” or similar expressions and the negatives of those expressions. In particular, forward-looking statements contained in this press release relate to our future or assumed revenues and weighted-average outstanding shares, as well as the future expansion of our Value+ services.

Forward-looking statements represent our management’s current beliefs and assumptions based on information currently available. Forward-looking statements involve numerous known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Some of the risks and uncertainties that may cause our actual results to materially differ from those expressed or implied by these forward-looking statements are described in the section entitled “Risk Factors” in the Form 10-Q for the fiscal quarter ended June 30, 2015, which we filed with the Securities and Exchange Commission (the "SEC") on August 6, 2015, as well as in our other filings with the SEC. You should read this press release with the understanding that our actual future results may be materially different from the results expressed or implied by these forward looking statements.

Except as required by applicable law or the rules of the NASDAQ Stock Market, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Investor Relations Contact:
Erica Abrams, ir@appfolio.com, 805-364-6093

CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(in thousands, except par values)

	September 30, 2015	December 31, 2014
Assets
Current assets
Cash and cash equivalents	$11,758	$5,412
Investment securities—current	28,151	—
Accounts receivable, net	2,238	1,191
Prepaid expenses and other current assets	2,571	1,204
Total current assets	44,718	7,807
Investment securities—noncurrent	23,704	—
Property and equipment, net	4,115	2,623
Capitalized software, net	8,916	5,509
Goodwill	6,737	4,998
Intangible assets, net	4,922	3,615
Other assets	1,079	882
Total assets	$94,191	$25,434
Liabilities, Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable	$2,403	$2,088
Accrued employee expenses	6,519	3,150
Accrued expenses	3,303	1,721
Deferred revenue	4,442	3,772
Other current liabilities	572	2,797
Total current liabilities	17,239	13,528
Deferred revenue	—	8
Other liabilities	626	199
Total liabilities	17,865	13,735
Commitments and contingencies
Convertible preferred stock, Series A, B, B-1, B-2 and B-3, $0.0001 par value	—	63,166
Stockholders’ equity (deficit):
Preferred stock, $0.0001 par value	—	—
Class A common stock, $0.0001 par value	1	—
Class B common stock, $0.0001 par value	3	1
Additional paid-in capital	141,115	1,546
Accumulated other comprehensive loss	(1)	—
Accumulated deficit	(64,792)	(53,014)
Total stockholders’ equity (deficit)	76,326	(51,467)
Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$94,191	$25,434

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenue	$20,305	$13,024	$54,578	$34,452
Costs and operating expenses:
Cost of revenue (exclusive of depreciation and amortization)	9,264	5,979	24,438	16,112
Sales and marketing	7,028	4,312	18,976	11,519
Research and product development	2,797	1,838	6,960	4,559
General and administrative	3,888	1,180	10,987	3,564
Depreciation and amortization	1,638	988	4,252	2,691
Total costs and operating expenses	24,615	14,297	65,613	38,445
Loss from operations	(4,310)	(1,273)	(11,035)	(3,993)
Other expense, net	(1)	(6)	(8)	(103)
Interest (expense) income, net	(426)	11	(701)	48
Loss before provision for income taxes	(4,737)	(1,268)	(11,744)	(4,048)
Provision for income taxes	23	—	34	—
Net loss	$(4,760)	$(1,268)	$(11,778)	$(4,048)
Net loss per share, basic and diluted	$(0.14)	$(0.14)	$(0.68)	$(0.46)
Weighted average common shares outstanding, basic and diluted	33,314	8,807	17,274	8,724

Stock-Based Compensation Expense
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Costs and operating expenses:
Cost of revenue (exclusive of depreciation and amortization)	$35	$17	$86	$49
Sales and marketing	33	12	84	32
Research and product development	10	3	22	17
General and administrative	200	26	431	60
Total stock-based compensation expense	$278	$58	$623	$158

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED) (in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Cash from operating activities
Net loss	$(4,760)	$(1,268)	$(11,778)	$(4,048)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	1,638	988	4,252	2,691
Purchased investment premium, net of amortization	(380)	—	(380)	—
Amortization of deferred financing costs	410	—	441	—
Loss on disposal of property and equipment	(6)	6	7	66
Payment of accrued interest expense	(223)	—	—	—
Stock-based compensation	278	58	623	158
Change in fair value of contingent consideration	—	(60)	—	(56)
Loss on equity-method investment	—	—	—	19
Changes in operating assets and liabilities:
Accounts receivable	286	61	(936)	(588)
Prepaid expenses and other current assets	(737)	(91)	(1,345)	(548)
Other assets	(37)	(8)	(120)	4
Accounts payable	(716)	252	167	1,033
Accrued employee expenses	2,046	900	3,110	1,054
Accrued expenses	674	331	1,234	653
Deferred revenue	187	62	662	575
Other liabilities	373	(24)	289	270
Net cash (used in) provided by operating activities	(967)	1,207	(3,774)	1,283
Cash from investing activities
Purchases of property and equipment	(724)	(387)	(2,234)	(1,634)
Additions to capitalized software	(2,218)	(1,217)	(5,373)	(3,253)
Purchases of investment securities	(60,426)	—	(60,426)	—
Sales of investment securities	4,000	—	4,000	—
Maturities of investment securities	4,950	—	4,950	—
Cash paid in business acquisition, net of cash acquired	—	—	(4,039)	—
Purchases of intangible assets	(5)	(12)	(16)	(18)
Net cash used in investing activities	(54,423)	(1,616)	(63,138)	(4,905)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED) (in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Cash from financing activities
Proceeds from stock option exercises	10	11	328	155
Proceeds from issuance of restricted stock	—	—	141	—
Proceeds from issuance of options	—	—	208	—
Principal payments under capital lease obligations	(7)	(6)	(22)	(20)
Proceeds from initial public offering, net of underwriting discounts	10,378	—	79,570	—
Payments of initial public offering costs	(3,192)	—	(3,999)	—
Payment of contingent consideration	—	—	(2,429)	—
Proceeds from issuance of debt	—	—	10,000	—
Principal payments on debt	(9,958)	—	(10,000)	—
Payment of debt issuance costs	(7)	—	(539)	—
Net cash (used by) provided by financing activities	(2,776)	5	73,258	135
Net cash (decrease) increase in cash and cash equivalents	(58,166)	(404)	6,346	(3,487)
Cash and cash equivalents
Beginning of period	69,924	8,186	5,412	11,269
End of period	$11,758	$7,782	$11,758	$7,782

Reconciliation of GAAP Measures to Non-GAAP Measures
(in thousands, except per share data)

Three Months Ended September 30, 2015

GAAP net loss	$(4,760)
Stock-based compensation expense	278
Non-GAAP net loss	$(4,482)
Non-GAAP net loss per share, basic and diluted	$(0.13)
Weighted average common shares outstanding, basic and diluted	33,314